EXHIBIT 99.2

                   IN THE UNITED STATES DISTRICT COURT
                      FOR THE DISTRICT OF COLORADO
                        Judge Clarence A. Brimmer

CIVIL ACTION NO. 98-WY-122-CB

JOAN G. ROUNDS, individually, JOAN G. ROUNDS, as custodian for Justin Rounds; JOAN G. ROUNDS, as custodian for Kelly Rounds; JOAN G. ROUNDS, as trustee for John N. Gromer; JGR VENTURES, a Colorado partnership; NORMAN
P. ROUNDS, for his individual retirement account; STANFORD
SQUARE, L.L.L.P.; OVERSIGHT MANAGEMENT COMPANY; CHRISTINE M.
FENIMORE; MICHAEL FLEMING; R. DAVID PRESETON; and PATRICIA BROOKS,

                              Plaintiffs.

v.

ROYAL SILVER MINES, INC., METALLINE MINING COMPANY, CROSBY
ENTERPRISES, INC., HOWARD CROSBY, ROBERT E. JORGENSEN, JOHN
RYAN, MERLIN BINGHAM and DANIEL GORSKI,

                              Defendants.

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                           ORDER OF DISMISSAL
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     THIS MATTER coming before the Court upon the Stipulation for Dismissal with Prejudice on the settlement between the parties hereof, and the Court being fully advised in the premises;

     IT IS ORDERED, ADJUDGED AND DECREED that the above-entitled matter be and hereby is dismissed with prejudice, each part to bear her, his or its own costs and attorneys' fees.

     DATED AT Denver, Colorado this 7th day of October, 1999.

                                   BY THE  COURT

                                   /s/ Clarence A. Brimmer
                                   Clarence A. Brimmer
                                   U.S. District Judge

Civil Action NO, 98-WY-122-CB
Order of Dismissal
October 7, 1999
Page 3

                         CERTIFICATE OF SERVICE

The undersigned certifies that a copy of the foregoing Order of Dismissal signed by U.S. District judge Clarence A. Brimmer on October 7, 1999 was served on October 8, 1999, by:

(X) delivery to

Judge Clarence A. Brimmer
Magistrate Judge 0. Edward Schlatter

AND

(X) depositing the same in the United States Mail, postage prepaid, addressed to:

Brice A. Tondre, Esq.
TONDRE & SCHUMACHER, PC
1900 Wazee Street #305
Denver, CO 80202

Jeffrey L. Supinger, Esq,
WITHERSPOON, KELLEY, DAVENPORT & TOOLE
1100 US Bank Bldg.
422 W. Riverside
Spokane, WA 99201

William J. Schroder, Esq.
PAINE, HAMBLEN, COFFIN, BROOKE & MILLER LLP
717 Sprague, #1200
Spokane, WA 99201-3501

                                   JAMES R. MANSPEAKER, CLERK

                                        /s/ LaDonna Bush
                                   By:  Deputy Clerk
All